UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 10, 2013

Alaska Communications Systems Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska		99503-6091
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(907) 297-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, Alaska Communications Systems Group, Inc. (the "Company") may periodically consider repurchasing its outstanding 6.25% Convertible Notes due 2018 (the "Convertible Notes"), for cash or shares of the Company’s common stock, or a combination thereof. The Company’s board of directors has authorized the Company’s officers to pursue exchanges of the Convertible Notes for up to 4.7 million shares of the Company’s common stock through the end of the year. Approximately 2.8 million of the shares so authorized remain available for issuance after the transaction described below. The amount of any Convertible Notes to be repurchased, as well as the timing of any repurchases, will be based on business, market and other conditions and factors, including price, regulatory matters, contractual requirements or consents, and capital availability and there can be no assurance that any exchanges or repurchases will be made beyond the exchange described below or previously disclosed. Any repurchases might be made using a variety of methods, which may include open market purchases, privately negotiated transactions, or by any combination of those methods, in compliance with applicable securities laws and regulations.

On September 10, 2013, the Company refinanced $3.5 million aggregate principal amount of the Convertible Notes by issuing approximately 1.2 million shares of the Company’s common stock, par value $.01 per share, to a holder of its Convertible Notes. In addition to issuing shares of common stock in exchange for the Convertible Notes, the Company made a cash payment to the holder of approximately $78,000, representing accrued interest on the Convertible Notes as of September 5, 2013. Prior to the exchange, the Company had $117.5 million of Convertible Notes outstanding. After giving effect to the exchange, approximately $114 million principal amount of the Convertible Notes remain outstanding.

The issuance of the common stock of the Company upon conversion of the Convertible Notes was made in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, (the "Act") pursuant to Section 4(a)(2) thereof, as the holder of the Convertible Notes has been determined to be an "accredited investor" (as defined in Rule 501 under the Act).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

September 11, 2013	By:	/s/ Leonard A. Steinberg

Name: Leonard A. Steinberg
Title: Corporate Secretary